SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

E.piphany, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[E.PIPHANY LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 30, 2002

TO THE STOCKHOLDERS OF E.PIPHANY, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E.piphany, Inc., a Delaware corporation, will be held on Thursday, May 30, 2002 at 10:00 a.m., local time, at 475 Concar Drive, San Mateo, California 94403, for the following purposes:

1. To elect two Class III directors to serve for a term of three years and until their successors are duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or at any and all continuations or adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on April 5, 2002 and their proxies are entitled to vote at the meeting and any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roger S. Siboni
Roger S. Siboni
President, Chief Executive Officer and
Chairman of the Board

San Mateo, California

April 26, 2002

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE USING THE INTERNET OR TELEPHONE, IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

      The enclosed Proxy is solicited on behalf of the Board of Directors of E.piphany, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held Thursday, May 30, 2002, at 10:00 a.m., local time, or at any and all continuations, postponements or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 475 Concar Drive, San Mateo, California 94403. The telephone number at that location is (650) 578-7200. E.piphany’s headquarters are located at 1900 South Norfolk Street, Suite 310, San Mateo, California 94403 and its telephone number is (650) 356-3800.

      These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the year ended December 31, 2001 were first mailed on or about April 26, 2002 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

      The purposes of the Annual Meeting are:

•	to elect two Class III directors to serve for a term of three years and until their successors are duly elected and qualified, and

•	to transact such other business as may properly come before the meeting or at any and all continuations or adjournments thereof.

Record Date and Shares Outstanding

      Stockholders of record at the close of business on April 5, 2002 (the “Record Date”) are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 71,376,029 shares of E.piphany’s common stock were issued and outstanding. For information regarding security ownership by management and 5% stockholders, see “Other Information — Security Ownership of Certain Beneficial Owners and Management.”

Voting and Solicitation

      Each share of common stock outstanding on the Record Date will be entitled to one vote on all matters. The two candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares of E.piphany’s outstanding common stock present or represented at the Annual Meeting will be elected.

      Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted “FOR” the election of each of E.piphany’s director nominees.

      No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in their discretion.

      The cost of this solicitation will be borne by E.piphany. E.piphany may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of E.piphany’s directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, e-mail, facsimile or letter. E.piphany has engaged Georgeson Shareholder to provide proxy solicitation services. The estimated fee for such services is $8,500.

Voting Electronically or by Telephone

      Instead of submitting your vote by mail on the enclosed proxy card, you may be able to vote electronically by submitting your proxy through the Internet or by telephone. PLEASE NOTE THAT THERE ARE SEPARATE ARRANGEMENTS FOR USING THE INTERNET AND TELEPHONE DEPENDING ON WHETHER YOUR SHARES ARE REGISTERED IN THE COMPANY’S STOCK RECORDS IN YOUR NAME OR IN THE NAME OF A BROKERAGE FIRM OR BANK. The Internet and telephone voting procedures are designed to authenticate your identity as an E.piphany stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Stockholders voting by means of the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that may be borne by each individual stockholder.

  Shares Registered Directly in the Name of the Stockholder

      Stockholders with shares registered directly in their name in E.piphany’s stock records maintained by EquiServe Trust Company, N.A., may vote their shares:

•	by submitting their proxy through the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/epny,

•	by making a toll-free telephone call from the United States or Canada to EquiServe Trust Company, N.A. at 1-877-779-8683, or

•	by mailing their signed proxy card.

      Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through EquiServe Trust Company, N.A. as described above must be received by midnight E.S.T. on May 29, 2002.

  Shares Registered in the Name of a Brokerage Firm or Bank

      A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by EquiServe Trust Company, N.A. for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with instructions set forth on the voting form.

      If you have any questions regarding the proposals or how to execute your vote, please contact our proxy solicitor, Georgeson Shareholder, at 1-201-896-1900.

Revocability of Proxies

      With respect to shares registered directly in the name of the stockholder, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by taking any of the following actions:

•	delivering to the secretary of E.piphany, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked,

•	if voting electronically or by telephone, voting again by use of the same procedures, as described above,

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting, or

•	attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if your shares are held of record by a broker, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on your voting form. If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting and vote at the meeting, you must bring to the meeting a “legal proxy” from the broker, bank or other nominee confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Record Date. If a proxy is granted or shares are voted “FOR” the election of directors or “FOR” or “AGAINST” any other matter that should come before the meeting, the shares are treated as being present at the Annual Meeting for purposes of establishing a quorum. Under the General Corporation Law of the State of Delaware, an abstaining vote is also counted as present and entitled to vote and is, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Under the rules of Nasdaq Stock Market, a bank, broker or other nominee may exercise discretionary authority to vote shares for the election of directors if specific instructions are not received from the holder of the shares. However, on any non-routine matters, brokers may not exercise discretionary authority. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares.

      Shares voted “FOR” the election of directors and “FOR” or “AGAINST” any other proposal are also treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to such matter. However, abstentions and broker non-votes are not considered Votes Cast with respect to a matter and therefore, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

Deadline for Receipt of Stockholder Proposals

      Stockholders may present proposals for action at future meetings of stockholders only if they comply with the proxy rules established by the Securities and Exchange Commission, applicable Delaware law and our Certificate of Incorporation and Bylaws. Stockholder proposals that are intended to be presented by such stockholders at E.piphany’s Annual Meeting of Stockholders and that are intended to be included in E.piphany’s Proxy Statement and form of Proxy relating to such meeting to be held in 2003, must be received by E.piphany at its principal executive offices no later than December 23, 2002 in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to such meeting.

      If you intend to present a proposal at E.piphany’s Annual Meeting of Stockholders to be held in 2003, but you do not intend to have it included in our 2003 Proxy Statement, you must deliver a copy of your proposal to E.piphany’s Secretary, care of the General Counsel, at our principal executive offices no earlier than the close of business on the 90th day prior to the meeting and no later than the close of business on the 60th day prior to the meeting. However, if stockholders are given less than 65 days notice of the meeting, the notice must be received no earlier than the seventh (7th) day following the day on which the notice of meeting was mailed.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors

      E.piphany’s Board of Directors is currently comprised of six members, divided into three classes with overlapping three-year terms. As a result, a portion of E.piphany’s Board of Directors will be elected each year. Messrs. Hazen and Joss have been designated Class III directors, and their terms expire at the Annual Meeting of Stockholders. Messrs. Siboni and Lee have been designated Class I directors, and their terms expire at the Annual Meeting of Stockholders to be held in 2003. Ms. Ming and Mr. Mackenzie have been designated Class II directors, and their terms expire at the Annual Meeting of Stockholders to be held in 2004. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for E.piphany’s two nominees named below, each of whom are currently directors of E.piphany. In the event that any nominee of E.piphany is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2005 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Information Regarding Nominee Directors

      Two Class III directors are to be elected at the Annual Meeting for a three-year term ending in 2005. The Board of Directors has nominated PAUL M. HAZEN and ROBERT L. JOSS for re-election as Class III directors. Set forth below is certain information as of the Record Date regarding the nominees for Class III directors.

Nominees for Class III Directors Whose Terms Expire in 2005

Name	Age	Position

Paul M. Hazen	60	Director
Robert L. Joss	60	Director

      Paul M. Hazen has served as a director of E.piphany since June 1999. Mr. Hazen served as Chairman of the board of directors of Wells Fargo & Co., a national bank, from January 1995 to April 2001. Mr. Hazen also served as Chief Executive Officer of Wells Fargo & Co., from January 1995 to November 1998. Mr. Hazen serves on the board of directors of Safeway, Inc., Phelps Dodge Corporation, Xstrata AG and Willis Group Ltd. Mr. Hazen also serves as Deputy Chairman and Director of Vodafone Group, plc. Mr. Hazen holds a B.S. in Finance from the University of Arizona and an M.B.A. from the University of California at Berkeley.

      Robert L. Joss has served as a director of E.piphany since June 1999. Mr. Joss has been Dean of the Graduate School of Business at Stanford University since September 1999. From February 1993 to February 1999, Mr. Joss served as Chief Executive Officer of Westpac Banking Corporation. Mr. Joss serves on the board of directors of BEA Systems, Inc. and Wells Fargo & Co. Mr. Joss holds a B.A. in Economics from the University of Washington and an M.B.A. and Ph.D. in Finance from Stanford University.

Required Vote

      The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will have no impact on the election of directors.

Recommendation of the Board of Directors

      E.PIPHANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Information Regarding Other Directors

      Set forth below is certain information as of the Record Date regarding each other incumbent director of E.piphany whose term of office continues after the Annual Meeting.

Incumbent Class I Directors Whose Terms Expire in 2003

Name	Age	Position

Roger S. Siboni	47	President, Chief Executive Officer and Chairman of the Board
Sam H. Lee	41	Director

      Roger S. Siboni has served as President, Chief Executive Officer and a member of the board of directors of E.piphany since August 1998. He has served as Chairman of the Board of Directors since December 1999. Prior to joining E.piphany, Mr. Siboni served as Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting organization, from October 1996 to July 1998 and served as National Managing Partner of KPMG’s information and communications practice from June 1993 to October 1996. Mr. Siboni serves on the board of directors of Cadence Design Systems, Inc., FileNET, Inc., Active Software and Corio, Inc. Mr. Siboni also serves as Chairman of the advisory board of the Haas Graduate School of Business at the University of California at Berkeley. Mr. Siboni holds a B.S. in Business Administration from the University of California at Berkeley and is a Certified Public Accountant in New York and California.

      Sam H. Lee has served as a director of E.piphany since March 1997. Mr. Lee is a co-founder and general partner of Information Technology Ventures, a venture capital firm, a position he has held since June 1994. Mr. Lee serves on the board of directors of several private companies. Mr. Lee holds a B.S. in Electrical Engineering from Mississippi State University, a Masters of Engineering degree from Texas A&M University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Incumbent Class II Directors whose Terms Expire in 2004

Name	Age	Position

Jenny J. Ming	46	Director
Douglas J. Mackenzie	42	Director

      Jenny J. Ming has served as a director of E.piphany since April 2001. Ms. Ming has been the President of the Old Navy Division of Gap Inc., a clothing retailer, since April 1998. From February 1993 to April 1998, Ms. Ming served as Executive Vice President of the Old Navy Division of Gap Inc. Ms. Ming holds a B.A. in Clothing and Textile from San Jose State University.

      Douglas J. Mackenzie has served as a director of E.piphany since January 1998. Mr. Mackenzie has been a general partner of the venture capital firm of Kleiner Perkins Caufield & Byers since 1994. Mr. Mackenzie serves on the board of directors of Marimba, Inc. and several private companies. Mr. Mackenzie holds an A.B. in Economics from Stanford University, an M.S. in Industrial Engineering from Stanford University and an M.B.A. from Harvard University.

      There are no family relationships among any of the directors or executive officers of E.piphany.

Board Meetings and Committees

      E.piphany’s Board of Directors held a total of seven meetings (four regularly scheduled meetings and three special meetings) during 2001. All director nominees and incumbent directors who served as a director during 2001 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which such director served, if any, during 2001.

      E.piphany established the audit committee in June 1999. The audit committee of the Board of Directors currently consists of Messrs. Hazen, Joss and Lee. The audit committee held four meetings during 2001. As described in more detail in the audit committee report in this proxy statement, the audit committee is responsible for overseeing and monitoring E.piphany’s financial reporting process, financial reports and independent auditors and other related matters.

      E.piphany established the compensation committee in June 1999. The compensation committee of the Board of Directors currently consists of Messrs. Joss and Mackenzie. The compensation committee held two meetings during 2001. The compensation committee reviews and recommends to the Board of Directors the compensation and benefits of executive officers of E.piphany, administers E.piphany’s stock plans and is authorized to grant options pursuant to such plans.

      E.piphany established the Employee Option Committee in October 1999. The Employee Option Committee of the Board of Directors currently consists solely of Mr. Siboni. The Employee Option Committee is authorized to grant stock options to purchase up to a maximum of 30,000 shares per grant to employees of E.piphany who are not executive officers.

      The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

      Directors do not currently receive any cash compensation from E.piphany for their service as members of the Board of Directors. Under E.piphany’s 1999 Stock Plan, outside directors receive a grant of 37,500 stock options upon joining the Board of Directors, receive 18,750 stock options at the time of each Annual Meeting of Stockholders if they have served as a director for at least six months and are eligible to receive additional stock option grants at the discretion of the Board of Directors or other administrator of the plan. All of the options granted to the directors have an exercise price equal to the fair market value of E.piphany common stock on the date of grant, are fully vested and have a term of ten years.

      During 2001, the Board of Directors granted to each of Messrs. Hazen, Joss, Lee and Mackenzie options to purchase 18,750 shares of common stock with an exercise price of $12.55 per share. During 2001, the Board of Directors also granted Ms. Ming options to purchase 37,500 shares of common stock with an exercise price of $9.90 per share.

INDEPENDENT AUDITORS

      In January, 2002, E.piphany’s audit committee considered the appointment of Arthur Andersen LLP to serve as E.piphany’s independent auditors for fiscal year 2002. The audit committee considered Arthur Andersen LLP’s qualifications as E.piphany’s independent auditors and recommended that the full Board of Directors consider the appointment of Arthur Andersen LLP. After considering Arthur Andersen LLP’s qualifications, the Board of Directors approved the appointment on January 23, 2002.

      Ratification of E.piphany independent auditors is not required by E.piphany’s Bylaws or other applicable legal requirement. However, the Board of Directors historically has submitted the selection of its independent auditors to the stockholders for ratification as a matter of good corporate practice. Given the uncertainty and the pace of developments related to Arthur Andersen LLP’s recent challenges, E.piphany is considering the possibility that a change of independent auditors may be appropriate. E.piphany therefore does not believe it is appropriate to seek stockholder ratification of the appointment of Arthur Andersen LLP at this time. As a result, stockholders are not being asked to vote upon the ratification of the appointment of Arthur Andersen LLP at the Annual Meeting. The Board of Directors and the audit committee, however, will continue to closely monitor Arthur Andersen LLP’s response to its challenges and determine whether a change of independent auditors is appropriate.

      Set forth below is information regarding fees billed to E.piphany by Arthur Andersen LLP in fiscal year 2001.

Audit Fees:

      Audit fees billed to E.piphany by Arthur Andersen LLP during E.piphany’s 2001 fiscal year for audit of E.piphany’s annual financial statements and for review of those financial statements included in E.piphany’s quarterly reports on Form 10-Q totaled $266,000.

Financial Information Systems Design and Implementation Fees:

      No fees were billed to E.piphany by Arthur Andersen LLP during E.piphany’s 2001 fiscal year for financial information systems design and implementation.

All Other Fees:

      Fees billed to E.piphany by Arthur Andersen LLP during E.piphany’s 2001 fiscal year for all other non-audit services rendered to E.piphany, primarily for tax related services, totaled $469,000.

OTHER INFORMATION

Executive Officers

      The following table sets forth information with respect to E.piphany’s current executive officers.

Name	Age	Position

Roger S. Siboni	47	President, Chief Executive Officer and Chairman of the Board
Kevin J. Yeaman	35	Chief Financial Officer
Roy W. Camblin III	55	Senior Vice President, Chief Information Officer
Phillip M. Fernandez	41	Executive Vice President, Product Development
Jeff Pulver	35	Executive Vice President, Marketing
Karen A. Richardson	39	Executive Vice President, Worldwide Operations

      Roger S. Siboni has served as President, Chief Executive Officer and a member of the board of directors of E.piphany since August 1998. He has served as Chairman of the Board of Directors since December 1999. Prior to joining E.piphany, Mr. Siboni served as Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting organization, from October 1996 to July 1998 and served as National Managing Partner of KPMG’s information and communications practice from June 1993 to October 1996. Mr. Siboni serves on the board of directors of Cadence Design Systems, Inc., FileNET, Inc., Active Software and Corio, Inc. Mr. Siboni also serves as Chairman of the advisory board of the Haas Graduate School of Business at the University of California at Berkeley. Mr. Siboni holds a B.S. in Business Administration from the University of California at Berkeley and is a Certified Public Accountant in New York and California.

      Kevin J. Yeaman has served as Chief Financial Officer of E.piphany since August 1999, as Vice President, Finance and Administration of E.piphany from June 1999 to August 1999 and as Controller of E.piphany from August 1998 to June 1999. From February 1998 to August 1998, Mr. Yeaman served as Worldwide Vice President of Field Operations for Informix Software, Inc., a provider of relational database software. From September 1988 to February 1998, Mr. Yeaman served in Silicon Valley and London in various positions at KPMG Peat Marwick LLP, an accounting firm, serving most recently as a senior manager. Mr. Yeaman holds a B.S. in Commerce from Santa Clara University and is a Certified Public Accountant in California.

      Roy W. Camblin III has served as Senior Vice President, Chief Information Officer of E.piphany since January 2001. Prior to joining E.piphany, Mr. Camblin served in several executive positions at Netgateway, Inc., a provider of a wide range of Internet applications for businesses of all sizes. Mr. Camblin served as Chief Executive Officer from October 1999 to November 2000, and as Executive Vice President, Chief Information Officer from July 1999 to October 1999. From May 1998 to July 1999, Mr. Camblin was employed by CB Richard Ellis, a global commercial real estate company, as Executive Vice President, Chief Information Officer. From January 1996 to April 1998, Mr. Camblin was employed by Citicorp’s Investment Products Division as Vice President, Head of Global Operations & Technologies. Mr. Camblin holds a B.S. in Business Administration from Florida State University and an M.S. in Systems Management from the University of Southern California.

      Phillip M. Fernandez has served as Executive Vice President, Product Development of E.piphany since April 1999. Prior to joining E.piphany, Mr. Fernandez served in several executive positions at Red Brick Systems Inc., a provider of database software. Mr. Fernandez served as Executive Vice President and Chief Operating Officer of Red Brick Systems, Inc. from June 1998 to December 1998, as Senior Vice President of Products and Services from November 1996 to May 1998 and as Vice President of Product Development from December 1991 to October 1996. From January 1999 to March 1999, after Red Brick Systems, Inc. was acquired by Informix, Mr. Fernandez served as a consultant to Informix. Mr. Fernandez holds a B.A. in History from Stanford University.

      Jeff Pulver has served as Executive Vice President, Marketing of E.piphany since May 2000. Prior to joining E.piphany, Mr. Pulver was employed by Octane Software, Inc., a customer relationship management software provider that was acquired by E.piphany in May 2000, as Vice President of Marketing, from March 2000 to May 2000. From February 1995 to March 2000, Mr. Pulver was employed by PeopleSoft, Inc., an enterprise resource planning software provider, in various positions, most recently as Vice President, Marketing Communications. Mr. Pulver holds a B.S. in Industrial Technology from Cal Poly, San Luis Obispo.

      Karen A. Richardson has served as Executive Vice President, Worldwide Operations, since February 2002. She served as Executive Vice President, General Manager, Worldwide Sales and Services, between May 2001 and January 2002. She served as Executive Vice President, General Manager, North America Sales and Services, between July 2000 and May 2001, and Executive Vice President, Worldwide Sales, from June 1998 to June 2000. From November 1995 to May 1998, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company. Ms. Richardson holds a B.S. in Industrial Engineering from Stanford University.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding beneficial ownership of E.piphany’s common stock as of the Record Date by (i) each director of E.piphany, (ii) E.piphany’s Chief Executive Officer and each of the four other most highly compensated executive officers of E.piphany during fiscal 2001, (iii) all directors and executive officers of E.piphany as a group, and (iv) all those known by E.piphany to be beneficial owners of more than five percent of outstanding shares of E.piphany’s common stock. This table is based on information provided to E.piphany or filed with the Securities and Exchange Commission by E.piphany’s directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

      Unless otherwise indicated, the address of each stockholder listed in the following table is c/o E.piphany, Inc., 1900 South Norfolk Street, Suite 310, San Mateo, California 94403. Applicable percentage ownership in the following table is based on 71,376,029 shares of common stock outstanding as of the Record Date.

	Number of	Percentage of
	Shares Beneficially	Shares Beneficially
Name and Address	Owned	Owned

Roger S. Siboni(1)	2,003,145	2.8%
Roy W. Camblin III(2)	44,836	*
Phillip M. Fernandez(3)	367,530	*
Karen A. Richardson(4)	408,581	*
William J. Walsh(5)	300,461	*
Paul M. Hazen(6)	112,500	*
Robert L. Joss(7)	127,500	*
Sam H. Lee(8)	2,438,037	3.4%
Douglas J. Mackenzie(9)	3,076,883	4.3%
Jenny J. Ming(10)	37,500	*
All directors and executive officers as a group (12 persons)(11)	9,328,746	13.1%

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes 100,000 shares subject to repurchase by E.piphany as of April 5, 2002. E.piphany’s right of repurchase lapses as to 50,000 shares per month for Mr. Siboni. Also includes 108,333 shares issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(2)	Includes 42,083 shares issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(3)	Includes 359,061 shares issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(4)	Includes 164,823 shares issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(5)	As of February 1, 2002, Mr. Walsh was no longer employed by E.piphany.

(6)	Includes 97,500 shares issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(7)	Includes 112,500 shares issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(8)	2,181,940 of the shares attributed to Mr. Lee are held by entities associated with ITV Management, L.L.C., a venture capital firm. Mr. Lee disclaims beneficial ownership of the shares held by the entities associated with ITV Management, L.L.C. except for his monetary interest arising from his principal membership interest in ITV Management, L.L.C. This amount also includes 18,750 shares issuable upon exercise of stock options, all of which are currently exercisable.

(9)	2,938,935 of the shares attributed to Mr. Mackenzie are held by entities associated with Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Mackenzie disclaims beneficial ownership of the shares held by the entities associated with Kleiner Perkins Caufield & Byers except for his monetary interest arising from his general partnership interest in the entities. This amount also includes 18,750 shares issuable upon exercise of stock options, all of which are currently exercisable.

(10)	Represents shares issuable upon exercise of stock options, all of which are currently exercisable.

(11)	Includes the information contained in footnotes 1 to 10 above.

Certain Relationships and Related Transactions

      There were no transactions from January 1, 2001 to April 5, 2002 in which E.piphany has been a party, the amount involved in the transaction exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements that are otherwise described herein.

Indebtedness of Management

      In July 1998 we loaned $640,000 to Roger Siboni, our chief executive officer, to purchase 2,400,000 shares of our common stock at $0.26 2/3 per share. This loan is secured by 531,151 shares of E.piphany common stock. This loan is due on July 1, 2008 and accrues interest at 5.88% per annum compounded monthly. As of March 31, 2002, the outstanding balance of this loan including accrued interest was $583,000. The maximum outstanding balance of this loan during 2001 including accrued interest was $749,000.

      Mr. Siboni was also offered a loan of $250,000 per year for a period beginning August 1, 1998 and ending July 31, 2000, drawable on a monthly basis. This loan bears interest at 5.6% per annum compounded monthly. Amounts drawn on this loan as of January 1, 2000 were paid in full upon Mr. Siboni’s first sale of E.piphany stock. Mr. Siboni then continued to receive monthly payments from this loan through July 31, 2000. As of March 31, 2002, the outstanding balance of this loan including accrued interest was $42,000. The maximum outstanding balance of this loan during 2001 including accrued interest was $160,000.

      In March 1999 and June 2000, we loaned $173,000 to Mr. Siboni for the payment of taxes arising from bonus payments made to him during 1999 and 2000. As of February 2002, the outstanding balance of this loan including accrued interest was paid in full. The maximum outstanding balance of this loan during 2001 including accrued interest was $197,000.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires E.piphany’s officers and directors, and persons who own more than ten percent (10%) of E.piphany’s common stock, to file certain reports regarding ownership of, and transactions in, E.piphany’s common stock with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required to furnish E.piphany with copies of all Section 16(a) forms that they file.

      Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to E.piphany, E.piphany believes that during fiscal year 2001, with the exception of a late Form 3 filed on behalf of Roy W. Camblin III with respect to the reporting of his initial E.piphany stock option grant and a late Form 4 filed on behalf of Anthony M. Leach with respect to the reporting of his sale of E.piphany common stock in January of 2001, all Section 16(a) filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders were timely filed.

Executive Compensation

Summary Compensation Table

      The table below summarizes the compensation earned during 1999, 2000 and 2001 for services rendered to E.piphany in all capacities by E.piphany’s Chief Executive Officer and E.piphany’s next four most highly compensated executive officers who earned more than $100,000 during 2001. These executives are referred to as the “Named Executive Officers” elsewhere in this Proxy Statement.

				Long-Term
				Compensation
				Awards
	Annual Compensation
				Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation

Roger S. Siboni	2001	$350,000	$300,000	—	—
President, Chief Executive Officer and	2000	250,000	175,000	—	—
Chairman of the Board of Directors	1999	250,000	—	—	$2,922
Roy W. Camblin III	2001	213,173	84,844	185,000	—
Senior Vice President,	2000	—	—	—	—
Chief Information Officer	1999	—	—	—	—
Phillip M. Fernandez	2001	276,500	100,911	400,000	—
Executive Vice President,	2000	225,000	55,898	75,000	—
Product Development	1999	138,750	98,438	337,500	—
Karen A. Richardson	2001	193,494	188,512	450,000	—
Executive Vice President,	2000	175,000	250,232	165,145	—
Worldwide Operations	1999	150,000	224,389	45,438	—
William J. Walsh	2001	285,357	119,357	450,000	—
Chief Operating Officer	2000	114,583	25,000	—	—
	1999	—	—	—	—

Option Grants in Last Fiscal Year

      The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2001, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 0%, 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants

		% of Total				Potential Realizable
		Options				Value at Assumed
	Number of	Granted to		Deemed		Annual Rates of Stock
	Securities	Employees		Value Per		Price Appreciation for
	Underlying	In Last	Exercise	Share on		Option Term
	Options	Fiscal	Price Per	Date of	Expiration
Name	Granted	Year	Share	Grant	Date	0%	5%	10%

Roger S. Siboni	—	—	—	—	—	—	—	—
Roy W. Camblin III	100,000	0.87%	$29.00	$29.31	01/22/11	$31,000	$1,874,697	$4,702,907
	50,000	0.43%	9.90	9.90	04/17/11	—	311,302	788,902
	35,000	0.30%	7.05	7.05	11/20/11	—	155,179	393,255
Phillip M. Fernandez	250,000	2.17%	9.90	9.90	04/17/11	—	1,556,514	3,944,512
	150,000	1.30%	7.05	7.05	11/20/11	—	665,056	1,685,382
Karen A. Richardson	300,000	2.60%	9.90	9.90	04/17/11	—	1,867,817	4,733,415
	150,000	1.30%	7.05	7.05	11/20/11	—	665,056	1,685,382
William J. Walsh	300,000	2.60%	9.90	9.90	04/17/11	—	1,867,817	4,733,415
	150,000	1.30%	7.05	7.05	11/20/11	—	665,056	1,685,382

      In the fiscal year ended December 31, 2001, we granted options to purchase up to an aggregate of 11,497,159 shares to employees, directors and consultants. Substantially all options were granted under our 1999 Stock Option Plan or our 2000 Nonstatutory Stock Option Plan at exercise prices at or above the fair market value of our common stock on the date of grant. These options generally have a term of ten years. Optionees may pay the exercise price by cash, check, a reduction in the amount of any Company liability to the Optionee, or delivery of already-owned shares of our common stock.

      All option shares listed in the table above that expire on January 22, 2011 vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month thereafter. All option shares listed in the table above that expire on April 17, 2011 vest over four years, with 50% of the option shares vesting two years after the option grant date, and the remaining option shares vesting ratably each month thereafter; provided that if there is a change of control of E.piphany within two years following the grant date, and the option holder is terminated without cause or resigns because of a material reduction in his or her position, then 50% of the option shares will vest as of the option holder’s termination. All option shares listed in the table above that expire on November 20, 2011 vest ratably each month over two years; provided that if there is a change of control of E.piphany within two years following the grant date, and the option holder is terminated without cause or resigns because of a material reduction in his or her position, then 100% of the option shares will vest as of the option holder’s termination.

Stock Option Exchange Program

      On April 2, 2001, the Company announced a voluntary stock option exchange program for its employees. Under the program, employees were given the opportunity to elect to cancel outstanding stock options held by them in exchange for an equal number of new options to be granted at a future date at the then current fair market value. These elections needed to be made by May 1, 2001 and were required to include all options granted during the prior six-month period. A total of 614 employees elected to participate in the exchange program. Those 614 employees tendered a total of 5,849,237 options to purchase the Company’s common stock in return for its promise to grant new options on the grant date of November 5, 2001. A total of 4,687,353 options were granted at the fair market value of $6.44 per share on November 5, 2001 to those employees who had been continuously employed by the Company from the date they tendered their original options through November 5, 2001. The exchange program was not made available to the Company’s executive officers, directors, consultants, former employees or any of its employees who were residents of The Netherlands, Switzerland, Spain or Brazil or who were employed by subsidiaries located in those countries.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table describes for the Named Executive Officers their option exercises in 2001, and exercisable and unexercisable options held by them as of December 31, 2001.

      The “Value of Unexercised In-the-Money Options at December 31, 2001” is based on a value of $8.71 per share, the closing price of our common stock on the Nasdaq Stock Market’s National Market as of December 31, 2001, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options listed in the following table were granted under our 1997 Stock Option Plan or 1999 Stock Option Plan. All options granted under the 1997 Stock Option Plan are immediately exercisable; however, as a condition of exercise, the optionee must enter into a restricted stock purchase agreement granting us the right to repurchase any unvested portion of the shares issuable by such exercise at their cost in the event of the optionee’s termination of employment.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of		Options at		In-the-Money Options at
	Shares		December 31, 2001		December 31, 2001
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Roger S. Siboni	—	—	—	—	—	—
Roy W. Camblin III	—	—	1,458	183,542	$2,420	$55,680
Phillip M. Fernandez	10,000	$62,275	319,999	437,500	1,962,443	238,625
Karen A. Richardson	—	—	104,882	549,550	83,992	238,625
William J. Walsh	—	—	6,250	443,750	10,375	238,625

Severance and Change of Control Arrangements

      E.piphany entered into a change of control severance agreement with Mr. Siboni in 2002, which provides that if there is a change of control of E.piphany, and Mr. Siboni is terminated without cause or resigns because of a material reduction in his position with the company within eighteen months following the announcement of a change of control, E.piphany will provide the following to Mr. Siboni: (i) a cash payment equal to 150% of his annual base salary plus 75% of his target bonus for the year; (ii) 100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of eighteen months from the date of his termination or the date he and his dependents first becomes covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; (iii) acceleration of vesting of all outstanding stock options or restricted stock awards held by Mr. Siboni by a period of twelve months; and (iv) forgiveness of all then outstanding principal, interest and other amounts due on account of a loan extended to Mr. Siboni to purchase E.piphany common stock in July 1998, the outstanding balance of which was $583,000 as of March 31, 2002.

      E.piphany also entered into a severance agreement with Ms. Richardson in 2002, which provides that if there is a change of control of E.piphany, and Ms. Richardson is terminated without cause or resigns because of a material reduction of her position with the company within eighteen months following the announcement of a change of control, E.piphany will provide the following to Ms. Richardson: (i) a cash payment equal to 150% of her annual base salary plus 75% of her target bonus for the year; (ii) 100% of her health, dental and life insurance, including benefits paid to any dependents, through the earlier of eighteen months from the date of her termination or the date she and her dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting of all outstanding stock options or restricted stock awards held by Ms. Richardson by a period of twelve months. The severance agreement further provides that if Ms. Richardson is terminated without cause prior to a change of control, E.piphany will provide the following to Ms. Richardson: (i) a cash payment equal to 100% of her annual base salary plus 50% of her target bonus for the year; (ii) 100% of her health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of her termination or the date she first becomes covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting of all outstanding stock options or restricted stock awards held by Ms. Richardson by a period of twelve months.

      E.piphany also entered into change of control severance agreements with Messrs. Camblin, Fernandez, Pulver and Yeaman in 2002, that provide that if there is a change of control of E.piphany, and the executive is terminated without cause or resigns because of a material reduction of his position with the company within eighteen months following the announcement of a change of control, E.piphany will provide the following to the executive: (i) a cash payment equal to 100% of his annual base salary plus 50% of his target bonus for the year; (ii) 100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of his termination or the date he and his dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting of all outstanding stock options or restricted stock awards held by the executive by a period of twelve months.

Compensation Committee Interlocks and Insider Participation

      During 2001, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      Notwithstanding anything to the contrary set forth in any of E.piphany’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      In 2001, the E.piphany compensation committee consisted of Douglas J. Mackenzie and Robert L. Joss, neither of whom is an employee or former employee of E.piphany or any of its subsidiaries. The compensation committee has overall responsibility for E.piphany’s executive compensation policies and practices. The role of the compensation committee is to establish and recommend salaries and other compensation paid to executive officers of E.piphany and to administer E.piphany’s stock plans. The compensation committee’s functions include:

•	evaluating management’s performance,

•	determining the compensation of E.piphany’s Chief Executive Officer,

•	reviewing and approving all executive officers’ compensation, including salary and bonuses, and

•	establishing and administering compensation plans including granting awards under E.piphany’s stock option plans to its employees.

      The compensation committee has provided the following report on compensation policies as they apply to E.piphany’s executive officers and the relationship of E.piphany’s performance to executive compensation.

Overview of Compensation Policies

      E.piphany’s compensation policies are designed to address a number of objectives, including attracting and retaining superior staff, rewarding performance and motivating employees to achieve significant returns for stockholders. To promote these policies, the compensation committee implemented a compensation program that is comprised of the following principal elements:

•	base salary,

•	cash incentives (bonuses),

•	equity incentives (stock awards), and

•	benefits.

      When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the compensation committee considers the recommendations of the Chief Executive Officer, the officer’s role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies within the software industry or located in the San Francisco Bay Area, using commercially available compensation surveys. The compensation committee generally sets the compensation of the officers at levels that are at or near the average of the levels paid by companies with comparable revenues either engaged in the software industry or located in the San Francisco Bay Area, based on commercially available compensation surveys. When setting the compensation of each of the executive officers, the Compensation Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors.

      The Importance of Ownership — A fundamental tenet of E.piphany’s compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements the benefits of equity ownership are extended to E.piphany’s executive officers and employees. As of April 5, 2002, E.piphany’s directors and executive officers owned an aggregate of 8,031,368 shares and had the right to acquire an aggregate of 1,297,387 additional shares upon the exercise of employee stock options, the majority of which were vested.

Fiscal 2001 Executive Officer Compensation Program

      The components of the executive compensation program are described below:

      Base Salary — E.piphany believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the compensation committee reviews base salaries of executive officers annually and generally sets the base salary of its executive offices at or near the average of the levels paid by companies with comparable revenues either engaged in the software industry or located in the San Francisco Bay Area, based on commercially available compensation surveys. In addition, the compensation committee evaluates the specific job functions and past performance of individual officers. The compensation committee measures the prior performance of its individual executives using a combination of qualitative factors, such as leadership, teamwork and commitment to customer satisfaction, and quantitative factors such as whether E.piphany as a whole met its sales and expense targets, customer acquisition and service levels, personnel recruitment and management objectives, and product development targets.

      Bonus Program — E.piphany maintains a cash incentive bonus program to reward executive officers for attaining defined performance goals. Although bonuses are based primarily on company-wide performance targets, specifically sales targets, profitability targets and product development milestones, significant weight is also given to individual performance. The compensation committee determined bonus amounts for 2001 by measuring the prior performance of each individual executive using a combination of qualitative factors, such as leadership, teamwork and commitment to customer satisfaction, and quantitative factors, such as whether E.piphany as a whole met its sales and expense targets, customer acquisition and service levels, personnel recruitment and management objectives, and product development targets. During the first quarter of 2001, the compensation committee set target bonuses for executive officers for the remainder of the year. Bonuses in 2001 were paid quarterly.

      Stock Option Grants — In 2001, the compensation committee granted options to purchase an aggregate of 1,985,000 shares of common stock under E.piphany’s stock option plans to its executive officers. The compensation committee determined the number of options granted to executive officers primarily by evaluating each officer’s respective job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings, potential reward to the executive officer if the stock price appreciates in the public market and management tier classification. The compensation committee also considers the overall number of stock options reserved for issuance and common stock issued and outstanding, and the impact on shareholder dilution. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility or completion of a significant project. The compensation committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

      Benefits — In 2001, E.piphany offered benefits to its executive officers that were substantially the same as those offered to all E.piphany employees. These benefits included:

•	401(k) plan,

•	medical and dental insurance,

•	employee stock purchase plan,

•	life and disability insurance, and

•	vision service plan.

      Chief Executive Officer’s Compensation — In 2001, Roger S. Siboni served as E.piphany’s Chief Executive Officer. In 2001, the compensation committee increased Mr. Siboni’s salary from $250,000 to $350,000 per year and awarded him a bonus of $300,000, or $193,000 net of payroll taxes. This amount was applied on August 15, 2001 to reduce the balance of an outstanding loan extended by E.piphany to Mr. Siboni. In January 2002, the compensation committee granted Mr. Siboni options to purchases 1,300,000 shares of E.piphany common stock. In determining Mr. Siboni’s compensation, the compensation committee consid-

ered the same criteria it considered with respect to the other executive officers as well as Mr. Siboni’s contribution to the achievement of objectives under E.piphany’s strategic plan. In addition, Mr. Siboni’s compensation was determined in light of the compensation committee’s review of a number of comparable companies’ chief executive officers salaries and equity compensation within the software industry based on commercially available compensation surveys. Mr. Siboni’s salary and equity compensation in 2001 was at or near market for public company chief executive officers within the software industry. The compensation committee noted that in 2001, under Mr. Siboni’s leadership, E.piphany:

•	emerged as a leader in the customer relationship management software industry,

•	continued to assemble, retain and develop a high-performing executive management team,

•	continued to win Fortune 500 and other top quality customers in several key vertical markets,

•	enhanced the level of customer satisfaction and repeat business from its existing customer base, and

•	was able to exercise effective cost management and financial discipline in response to an economic slowdown, in order to enable the achievement of E.piphany’s long-term strategic goals.

      Tax Law Limits on Executive Compensation and Policy on Deductibility of Compensation — Section 162(m) of the Internal Revenue Code provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. E.piphany’s 1997 Stock Option Plan and 1999 Stock Option Plan are designed to meet the exemption requirements of Section 162(m) but our 2000 Nonstatutory Stock Option Plan does not meet these requirements. The compensation committee has determined at this time not to seek to qualify E.piphany’s remaining executive officer compensation programs under Section 162(m). None of the compensation paid to the Company’s executive officers in 2001 was subject to Section 162(m).

      All aspects of E.piphany’s executive compensation are subject to change at the discretion of the compensation committee. The compensation committee will monitor E.piphany’s executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with E.piphany’s annual and long-term strategic objectives.

Members of the compensation committee

Douglas J. Mackenzie
Robert L. Joss

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of E.piphany’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership of the audit committee

      The audit committee consists of the following members of E.piphany’s Board of Directors: Paul M. Hazen, Robert L. Joss and Sam H. Lee. Each of the members of the audit committee is independent as defined in the Marketplace Rules of The Nasdaq Stock Market. The audit committee operates under a written charter adopted by the Board of Directors and has fulfilled the responsibilities delineated in the charter.

Role of the audit committee

      The primary function of the audit committee is to provide advice with respect to E.piphany’s financial matters and to assist the Board of Directors in fulfilling certain of its oversight responsibilities regarding financial reporting, internal control and audit functions. The audit committee’s primary responsibilities are to:

•	provide oversight and monitoring of E.piphany’s management and the independent auditors and their activities with respect to E.piphany’s financial reporting process,

•	recommend the selection and, where appropriate, replacement of the independent auditors to the Board of Directors,

•	review the independent auditors’ activities, performance, independence and fee arrangements,

•	request certain information from, and discuss certain matters with, the independent auditors as required by applicable accounting standards,

•	review with E.piphany’s management, before release, E.piphany’s audited financial statements and the Management’s Discussion and Analysis section of its Annual Report on Form 10-K, and

•	direct independent auditors to review, before release, E.piphany’s Quarterly Reports on Form 10-Q.

      As described above and more fully in its charter, the purpose of the audit committee is to assist the Board of Directors in its general oversight of the company’s financial reporting, internal control and audit functions. E.piphany’s management is responsible for (i) the preparation and presentation of the company’s financial statements; (ii) the company’s accounting and disclosure principles; and (iii) the company’s internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Arthur Andersen LLP, the company’s independent public accountants, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

Review of E.piphany’s Audited Financial Statements for the Fiscal Year ended December 31, 2001

      The audit committee has reviewed and discussed E.piphany’s audited financial statements for the fiscal year ended December 31, 2001 with E.piphany’s management. The audit committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The audit committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed the independence of Arthur Andersen LLP with that firm.

      The audit committee has considered the fees paid to Arthur Andersen LLP for non-audit related services and does not believe that these fees compromise Arthur Andersen LLP’s independence in performing E.piphany’s audit.

      Based on the audit committee’s review and discussions noted above, the audit committee recommended to the Board of Directors that E.piphany’s audited financial statements be included in E.piphany’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Members of the audit committee

Paul M. Hazen
Robert L. Joss
Sam H. Lee

Stock Performance Graph

      Notwithstanding anything to the contrary set forth in any of E.piphany’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      The graph below compares the cumulative total stockholder return on E.piphany’s common stock with the cumulative total return on the Standard & Poor’s 500 Index and a technology sector index for the period beginning on September 21, 1999, the date of our initial public offering, through December 31, 2000 and ending December 31, 2001, assuming an investment of $100 and the reinvestment of any dividends.

      The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of E.piphany’s common stock.

E.piphany, Inc. Stock Performance Graph Cumulative Total Return

	9/21/1999	12/31/1999	12/31/2000	12/31/2001

E.piphany	100.00	1,394.56	505.69	81.66
S&P 500 Index	100.00	112.36	100.97	87.80
CSFB Technology Index	100.00	162.46	109.24	76.17

OTHER MATTERS

      E.piphany knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote such proxy in their discretion.

      It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, or vote via telephone or the Internet, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

/s/ Roger S. Siboni
Roger S. Siboni
President, Chief Executive Officer
and Chairman of the Board

Dated: April 26, 2002

C/O EQUISERVE

P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Telephone	Vote by Internet
It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2. Go to the Website http://www.eproxyvote.com/epny

3. Enter your Voter Control Number located on your Proxy Card above your name.	3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.	4. Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/epny anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

☒	Please mark votes as in this example.

1.	To elect the following Directors to serve for a three-year term until the Annual Meeting of Stockholders to be held in 2005 and until their successors are duly elected and qualified:

Nominees: (01) Robert L. Joss and (02) Paul M. Hazen

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY

E.PIPHANY, INC.

1900 SOUTH NORFOLK STREET, SUITE 310, SAN MATEO, CA 94403

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF E.PIPHANY, INC.
FOR AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2002

      The undersigned holder of Common Stock, par value $.0001, of E.piphany, Inc. (the “Company”) hereby appoints Roger S. Siboni and Kevin J. Yeaman, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 30, 2002 at 10:00 a.m. local time, at 475 Concar Drive, San Mateo, California 94403, and at any subsequent adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

      This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

      PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE